Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated September 13, 2007, accompanying the consolidated financial statements and schedules (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of Statement of Financial Accounting Standards No. 123(R) and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Qualifying Misstatements in Current Year Financial Statements” as of June 30, 2007) and accompanying Management’s Report on Internal Control over Financial Reporting (which report expresses an unqualified opinion on the effectiveness of the Company’s internal controls over financial reporting) included in the Annual Report of Moldflow Corporation on Form 10-K for the year ended June 30, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements on Form S-3 (No. 333-112696) and Form S-8 (No. 333-102833, No. 333-46162, No. 333-100122, No. 333-119025, No. 333-70124 and No. 333-140524).
/s/ Grant Thornton LLP
Boston, Massachusetts
September 13, 2007